UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2021

Haymaker Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Delaware	001-40128	85-1791125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Madison Avenue, Floor 12 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 616-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	HYACU	The NASDAQ Stock Market LLC
Class A common stock, par value $0.0001 per share	HYAC	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	HYACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, Haymaker Acquisition Corp. III, a Delaware corporation (the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Haymaker Sponsor III LLC, a Delaware limited liability company, BioTe Holdings, LLC, a Nevada limited liability company (“BioTE”), BioTe Management, LLC, a Nevada limited liability company, Dr. Gary Donovitz, in his individual capacity, and Teresa S. Weber, in her capacity as the members’ representative. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”

On December 13, 2021, members of management of the Company and BioTE released a joint webcast in connection with the announcement of their entry into the Business Combination Agreement. A copy of the investor presentation that was referenced during the webcast was previously filed by the Company on December 13, 2021 on a Current Report on Form 8-K. The transcript of the joint webcast is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1993, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information About the Business Combination and Where to Find It

This Current Report on Form 8-K relates to a Business Combination between the Company and BioTE. A full description of the terms of the Business Combination will be provided in a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, which will be mailed to its stockholders once definitive. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with the Business Combination, as these materials will contain important information about BioTE, the Company and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a written request to: Haymaker, 501 Madison Avenue, 12th Floor, New York, NY 10022.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s registration statement on Form S-1, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a written request to the Company, 501 Madison Avenue, 12th Floor, New York, NY 10022. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

BioTE and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect to the Business Combination between the Company and BioTE, the benefits of the transaction, the amount of cash the transaction will provide BioTE, the anticipated timing of the transaction, the services and markets of BioTE, the Company’s expectations regarding future growth, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. These forward-looking statements generally are identified by words such as “anticipate”, “believe”, “expect”, “may”, “could”, “will”, “potential”, “intend”, “estimate”, “should”, “plan”, “predict”, or the negative or other variations of such statements, reflect the Company’s management’s current beliefs and assumptions and are based on the information currently available to the Company’s management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities; (ii) the risk that the transaction may not be completed by the Company’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by the Company; (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the Business Combination Agreement by the stockholders of the Company, the satisfaction of the minimum cash amount following any redemptions by the Company’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third-party valuation in determining whether or not to pursue the proposed transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; (vi) the effect of the announcement or pendency of the transaction on BioTE’s business relationships, operating results and business generally; (vii) risks that the proposed transaction disrupts current plans and operations of BioTE; (viii) the outcome of any legal proceedings that may be instituted against BioTE or the Company related to the Business Combination Agreement or the proposed transaction; (ix) the ability to maintain the listing of the Company’s securities on a national securities exchange; (x) changes in the competitive industries in which BioTE operates, variations in operating performance across competitors, changes in laws and regulations affecting BioTE’s business and changes in the combined capital structure; (xi) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (xii) the risk of downturns in the market and BioTE’s industry including, but not limited to, as a result of the COVID-19 pandemic; (xiii) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (xiv) the inability to complete the Truist debt financing; and (xv) risks and uncertainties related to BioTE’s business, including, but not limited to, those related to regulation, its supply chain, its executive influence, its limited operating history, highly competitive markets and competition, data privacy and cybersecurity, its ability to grow, its financial condition and potential dilution, its forecasts, expansion, intellectual property, current or future litigation, capital requirements and the need for additional capital, physician training, relationships with physicians, its key employees and qualified personnel, third-party manufacturers, regulatory scrutiny of the pharmacy compounding industry, health care fraud and abuse, HIPAA, and its nutraceutical business. The foregoing list of factors is not exclusive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of proxy statement, when available, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and neither BioTE nor the Company assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. Neither the Company nor BioTE gives any assurance that either the Company or BioTE, or the combined company, will achieve its expectations.

Non-Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination or any other matter and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, BioTE or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Transcript for Webcast, dated December 13, 2021.

104	Cover Page Interactive Data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYMAKER ACQUISITION CORP. III

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	Chief Financial Officer

Date: December 13, 2021

Exhibit 99.1

Andy Heyer:

Welcome to the Biote corporate presentation. This is Andy Heyer from Haymaker III, and we’re excited you can join us. Biote is a really dynamic consumer healthcare company, and we’re really looking forward to telling you about it. The key players are shown here. As many of you know, my brother and I have formed Haymaker one and two in the past and successfully completed acquisitions. In the case of Haymaker I with OneSpaWorld, ticker symbol “OSW”, and with ARKO for Haymaker II, ticker symbol “ARKO,” our backgrounds as indicated here, while seemingly different, are actually very similar, and we believe is why we’ve been a successful SPAC team. My background was in banking, leading into private equity with a specialty in consumer-facing businesses.

My brother’s background, as you can see from those logos, was first at Booz Allen Hamilton, where he created the consumer practice and ran the New York office. But ultimately, he ran four major public companies: Young & Rubicam, Turner Broadcasting, the Coca-Cola Company, where he was president, and Starwood Hotels, where he was CEO. We have found ourselves to be well received by targets for SPACs because we believe we can add a lot of value to the companies we partner with, and that’s certainly the case, we believe, with Biote, and let me just hand it over to Terry Weber at this point.

Terry Weber:

Hello, I’m Terry Weber, the CEO of Biote. I’ve been a disruptor and an innovator at companies across a wide array of industries, including many consumer brands. I’m an operator, experienced at scaling businesses by growing their geographic profile. I’ve brought these skills to Biote as we continue our accelerated growth. Also, I would like to talk about Dr. Jonathan Sackner Bernstein, who is Biote’s Chief Medical Officer. A cardiologist by training, Jonathan served on the faculty of Columbia University. His experience spans medical product development, including drugs, biologics and medical devices. With his experience in senior positions at the FDA, Jonathan brings regulatory and clinical leadership to Biote. We’re also joined by Marc Beer, Chairman of Biote. Mark brings more than 25 years of development and commercialization experience from across the healthcare sectors. He’s a serial entrepreneur with a track record of successfully growing public healthcare companies. Marc’s experience will be an invaluable asset as Biote continues its geographic expansion.

Andy Heyer:

So turning to the next slide, we always like to tell our investors, sort of report on ourselves, and give ourselves a report card compared to what we indicated Haymaker III would be looking for, and Biote checks all the boxes, as you can see. The company is a market leader in health and wellness with obviously strong momentum behind those sectors. There are certain characteristics, in particular though, that we look for in all of our transactions and which we have promised to SPAC investors, which is a consumer-facing business with a strong demographic push. It has to have demonstrable growth. We love recurring revenue businesses, which Biote is. We love asset-light businesses with huge free cash flow conversion, and obviously we want a strong management team, but we also are very focused on situations where we believe our team adds value.

We are not short term holders. In both the case of OneSpaWorld and ARKO, we have never sold a share of either company because we invested in the long-term story, and we believe Biote has a very long-term story, both of near-term growth and huge legs for a long-term build. We also think we can add value to this company through branding and marketing direct to consumers, which they haven’t done in the past. Before I turn it back to Terry, let me just show you some of the numbers because they really do speak for themselves. Biote has all the characteristics necessary to be a great stock, which is obviously the key to any successful SPAC transaction. The company’s a market leader with a huge addressable market and tremendous underdeveloped white space. We’re eleven times larger than our nearest competitor. It’s a patient-driven and physician-directed consumer businesses, which is something we know a lot about. But most importantly, there are high retention rates, recurring revenue, which makes the revenue model extremely predictable. The EBITDA margins are strong and as we’ll discuss later, we believe it’s been priced very attractively for investors. Terry.

Terry Weber:

Thank you. Now I’d like to talk to you about how Biote is transforming healthy aging. Since 2012, Biote’s been innovating in the hormone optimization therapy market. We’re a high growth, high profit company, and I’m proud to say in 2020, even a difficult COVID year, we had revenues of $116 million and an EBITDA of $33 million, and we’re growing rapidly. We’ve got a CAGR of 21% on revenue in the last five years. We’ve built this commercial operating expertise with over 4,700 providers in 2,800 clinics representing less than 2% of the addressable market. Our treatment platform is proprietary and there are high barriers to entry in this market, making it difficult for competitors to gain a toehold. As Andy said, we’re eleven times larger than the closest competitor in a highly fragmented market. We have great retention rate for our providers, which is 90%.

Regardless of how careful we are with our preventative care, after the age of 40, many of us experience a variety of symptoms or live with somebody who does. What do all these symptoms listed on the left have in common? They’re all linked to hormone deficiency. Hormone deficiency is a medical condition like hypertension or diabetes, and it can affect one’s general health and absolutely the quality of life. On the right-hand side, you see that research has shown hormone deficiency has also been linked to diseases such as heart disease, breast cancer and osteoporosis. And here we show, according to a study published in the American Journal of Obstetrics and Gynecology, hormone optimization, like Biote does, improves a wide variety of symptoms. So let’s take hot flashes and night sweats for example. As you can see from this chart, 81% of patients in menopause experience hot flashes and night sweats. After hormone optimization, as you see in the center column, 90% of those same patients experience relief from hot flashes and night sweats.

Patients see similar levels of relief from other symptoms such as insomnia, depression, lethargy and more. Now let’s look at the size of the target patient population for Biote. Approximately 200 million Americans are affected by hormone imbalance. Women experience a 67% reduction in estradiol between the mid-forties and mid-fifties. Over 47 million women in the US are affected by menopausal symptoms, yet only 28% undergo treatment. Men, on the other hand, experience a 44% reduction in testosterone between the ages of 30 and 74. This condition affects 40% of men over 45, yet only 10 to 12% are receiving testosterone therapy. And if you look at the right hand side of the slide, it shows you that our core business, hormone therapy, represents a $7 billion domestic market. There’s ample opportunity for growth with a forecasted CAGR of 7% in the next five years. This is a growing market that has barely touched a highly-underserved population.

And when considering options for hormone replacement, the Biote method is well positioned to become a mainstream therapy, primarily because, number one, the protocols are administered by a Biote certified medical practitioner, we use personalized dosing, and they deliver a sustained release product resulting in strong patient acceptance and compliance. If you look at the left hand side of the slide, you’ll see the size of the pellet practitioners use. It’s about the size of a grain of rice. These small bioidentical pellets are placed subcutaneously in the backside or flank of a patient. And on the right hand side, you see several hormone therapy options that are often cumbersome and time consuming, whether it’s a prescription cream, a patch, pills or injectables, and I want you to appreciate that if patients do not use a sustained release product like pellets, they’ll need to take one to three pills per day, or injections biweekly or weekly instead of the two to three procedures per year with the Biote method. We offer a high-quality hormone therapy administered in a bioidentical form.

Our proprietary BioTracker systems give guidance to our practitioners that they’re dosing their patients correctly. We also offer differentiated nutraceuticals and cosmeceuticals that complement our protocols. Currently, 82% of our business is in hormone therapy. Now I’d like to talk about our operating experience. In the last several years, we’ve built up the infrastructure to support the growth of sales. Currently our sales team has over 80 highly trained and experienced support staff that are placed throughout the US, and we will expand that department 50% in the next 12 months. Our marketing team uses state of the art technology to target and engage the practitioners and patients where they want to be met. We have built a world class in-house agency that delivers data driven, omnichannel communication strategies. We operate a large national training center in Dallas, where we train over 250 practitioners at a time, and five regional training centers. We employ 17 clinical staff and 69 experienced mentors who continue ongoing training and evaluation of our providers in the field.

Our customer support and call center are the fastest growing groups in the company, gearing up for direct-to-consumer and telemedicine. At Biote, we’re committed to quality research. We’re making a significant investment to validate our protocols and advance the science. We recently published our nine-year breast cancer study and a safety study, both in peer-reviewed journals. In summary on the safety study, we showed a complication rate of less than 1%. Let’s take a look at the snapshot of our robust financial performance. As you can see, we have a track record of five years of growth. Biote is well positioned for future growth and profitability, with rising cash flow and expanding sales growth. The first three quarters of 2021 have been very strong and we’re on track to finish a great year. We’re also forecasting strong growth in the next two years. We’re projecting accelerated growth in both revenue and EBITDA in 2022.

Our business model is highly capital efficient and prime for exponential scale. I’ve reviewed with you the size of the current market and the TAM of 200 million Americans with these symptoms with 80% untreated. There is ample opportunity for category growth with a CAGR of 7% forecasted in the next five years. On the right, you can see our Biote certified practitioners have over 300,000 active patients. This large database of patients allows us to extrapolate a clear demographic picture of the existing patients and the addressable market. If you look at the bottom sphere, it’s an interesting note that 50% of the patient base makes less than $100,000 in household income annually. Ours is a private pay therapy that nearly everyone can afford. It costs approximately $4 per day for women and $4.50 a day for men, less than a cup of coffee. The vast majority of our patients, both male and female, are between the ages of 45 and 64, which again supports our robust market opportunity.

When we look at the proprietary Biote model, look to the left. It begins with brand awareness and an introduction to Biote from a referral or a lead jet. We provide industry leading didactic and in-clinic certification training where the practitioners pay to attend our training and on testing and completion, receive certification. We provide clinical mentors throughout the country and a 24/7 therapy line for assistance, creating a safety net for our practitioners. We provide high quality hormone pellets as part of a complete end-to-end therapeutic platform. We feel very good about our competitive moat for a variety of reasons. First, Biote has a proprietary tracking system that keeps our practitioners and their offices up to date on state and federal compliance. Second, we’ve developed proprietary operating models based on 30 years of patient experience, updated regularly based on our ongoing research. And third, and finally, the critical step of training our practitioners and their staff in the very best clinical practices and patient marketing. All of this results in greater practice and patient retention.

It is our proprietary business model that set us apart from the competition, with the closest competitors having only a fraction of the provider market. There have been many others chasing Biote for over nine years, and they have struggled to compete. If you look at the top graph, you’ll see the extraordinary growth in the number of certified clinics we’ve added in the last four years. Let’s look at the physician economics, the value that we bring to the providers. At Biote, we created a business model that delivers provider economics in a material manner. Our business model offers a profitable therapy to the practice from day one after they leave training. As you can see, our average clinic is making $100,000 in profit annually, and our top 100 clinics are approaching $500,000 in profit each year. We help them get there, and we help them stay there.

Biote drives our revenues by contractually sharing in that profit generated from each procedure performed by the practitioners. Let me break down the potential provider market. We currently have over 4,700 practitioners in 2,800 clinics. We view the target practitioners as family practice, OBGYN, internal medicine and urology, and there’s over 260,000 of those specialists in the US alone. We also have additional providers treating our patients who are nurse practitioners and other specialties like cardiology, and that increases this universe to 1.2 million potential providers in the US. It’s a very big market and the real growth opportunity is in front of us. Now, let me tell you how we’re going to reach that potential. We primarily operate in 10 core states that collectively generate approximately 70% of our revenue, and we’re not even saturated in those states. There’s still room to grow in our core geography.

And as we look to the future and a much larger opportunity, we’re expanding in the remaining states, partnering with targeted practitioner groups, from family medicine, physicians to urologists. We have 200 successful practices in Puerto Rico also, and plan to focus on international expansion in the first half of 2023. As you can see, we have a solid base of providers and patients in a core number of states, but we’re just beginning to scratch the surface. The majority of our growth is still ahead of us. The geographic scalability of our Biote business is both predictable and capital efficient. Biote has the blueprint to achieve accelerated growth in the years to come through a class of scale of commercial operation to a well-targeted provider group. As you can see here, our revenue and EBITDA growth have been impressive in the past and our margin has remained strong, and if I can focus you on the orange columns in these charts, they detail strong projected growth as well.

With our unique and predictable commercial scale model, we’re forecasting accelerated growth in both revenue and EBITDA going forward. This performance and the solidity of our business cannot take place without a great operating team. I’ve assembled a group of highly experienced professionals who scaled businesses both in healthcare and consumer. We’re also supported by an exceptional clinical and scientific research group. My team is entrepreneurial, committed to the mission and to the continued growth of this company. I’m very fortunate to be working with each and every one of them and also with the Haymaker group. Now I’ll pass it back to Andy.

Andy Heyer:

Thanks, Terry. If you all turn to the transaction overview, you’ll see that we have $318 million in the SPAC trust. The transaction contemplates a very substantial equity rollover, minimal debt and substantial cash on the balance sheet. We believe these are all the right metrics to have a high growth, well-funded and safe company. Let me touch on valuation here for a second, but I’m going to spend a little more time on that in a minute. As you can see at the bottom, at the $10 stated SPAC price, the multiple of sales and of ‘22 EBITDA are approximately four times on sales and between 13 and 14.5 times on EBITDA, based on our projections for next year. We believe this is an extraordinarily reasonable pricing, and we’ll demonstrate to you that there is a clear path to a mid-teens stock price, in our opinion. As a company that is 11 times larger than its nearest competitor, there’s obviously no obvious direct comp. We have focused on consumer facing wellness companies that are category leading as well as disruptive within that category.

On the next few pages, you will see metrics on companies that have various characteristics similar to Biote, whether their business model or their financial statistics. We believe that Biote is most similar to Align and HydraFacial, HydraFacial being a very successful SPAC transaction completed earlier this year. These are consumer-driven businesses with similar financial statistics and growth characteristics. In particular, if you look at the first slide, you’ll see that the Biote sales CAGR is very similar to that of Align. Similarly, the EBITDA CAGR is actually higher for Biote than for Align. On the next page, the EBITDA margin is virtually identical to Align and the free cash flow conversion at 93.8 is truly exceptional and is better than both Align and AirSculpt, the company that recently went public.

But going to the last page, the last page really tells the story because in order to get this company successfully launched and to give upside to investors, both the inside investors and potential new public investors, you can see that we’ve priced the transaction at a modest 4 times sales compared to Align at 10.2, and at 13.3 to 14.5 times EBITDA compared to 33 times on Align. So, we’re hoping you’re as excited about Biote as we are. It is rare to have an opportunity to invest in a company that is so dominant within its space with such fabulous financial statistics. So thank you very much for listening and we look forward to talking to you in the future.

Important Information About the Proposed Business Combination and Where to Find It

This transcript relates to a proposed business combination between Haymaker Acquisition Corp. III (“Haymaker”) and Biote Holdings, LLC (“Biote”). A full description of the terms of the business combination will be provided in a proxy statement to be filed with the United States Securities and Exchange Commission (the “SEC”) by Haymaker, which will be mailed to its stockholders once definitive. This transcript does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed business combination. Haymaker’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with the proposed business combination, as these materials will contain important information about Biote, Haymaker and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of Haymaker as of a record date to be established for voting on the proposed business combination. Stockholders of Haymaker will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a written request to: Haymaker, 501 Madison Avenue, 12th Floor, New York, NY 10022.

Participants in the Solicitation

Haymaker and its directors and executive officers may be deemed participants in the solicitation of proxies from Haymaker’s stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in Haymaker is contained in Haymaker’s registration statement on Form S-1, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a written request to Haymaker, 501 Madison Avenue, 12th Floor, New York, NY 10022. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available.

Biote and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Haymaker in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination when available.

Forward-Looking Statements

Except for historical information contained herein, this transcript contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect to the proposed business combination between Haymaker and Biote, the benefits of the transaction, the amount of cash the transaction will provide Biote, the anticipated timing of the transaction, the services and markets of Biote, our expectations regarding future growth, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. These forward-looking statements generally are identified by words such as “anticipate”, “believe”, “expect”, “may”, “could”, “will”, “potential”, “intend”, “estimate”, “should”, “plan”, “predict”, or the negative or other variations of such statements, reflect our management’s current beliefs and assumptions and are based on the information currently available to our management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Haymaker’s securities; (ii) the risk that the transaction may not be completed by Haymaker’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Haymaker; (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the business combination agreement by the stockholders of Haymaker, the satisfaction of the minimum cash amount following any redemptions by Haymaker’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third-party valuation in determining whether or not to pursue the proposed transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (vi) the effect of the announcement or pendency of the transaction on Biote’s business relationships, operating results and business generally; (vii) risks that the proposed transaction disrupts current plans and operations of Biote; (viii) the outcome of any legal proceedings that may be instituted against Biote or Haymaker related to the business combination agreement or the proposed transaction; (ix) the ability to maintain the listing of Haymaker’s securities on a national securities exchange; (x) changes in the competitive industries in which Biote operates, variations in operating performance across competitors, changes in laws and regulations affecting Biote’s business and changes in the combined capital structure; (xi) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (xii) the risk of downturns in the market and Biote’s industry including, but not limited to, as a result of the COVID-19 pandemic; (xiii) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (xiv) the inability to complete the Truist debt financing; and (xv) risks and uncertainties related to Biote’s business, including, but not limited to, those related to regulation, its supply chain, its executive influence, its limited operating history, highly competitive markets and competition, data privacy and cybersecurity, its ability to grow, its financial condition and potential dilution, its forecasts, expansion, intellectual property, current or future litigation, capital requirements and the need for additional capital, physician training, relationships with physicians, its key employees and qualified personnel, third-party manufacturers, regulatory scrutiny of the pharmacy compounding industry, health care fraud and abuse, HIPAA, and its nutraceutical business. The foregoing list of factors is not exclusive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of proxy statement, when available, and other documents filed by Haymaker from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and neither Biote nor Haymaker assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. Neither Haymaker nor Biote gives any assurance that either Haymaker or Biote, or the combined company, will achieve its expectations.

Non-Solicitation

This transcript is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential business combination or any other matter and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Haymaker, Biote or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Non-GAAP Financial Measures

This transcript includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA (including on a forward-looking basis). These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that Biote’s presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. Biote believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Biote. Biote management uses forward-looking non-GAAP measures to evaluate Biote’s projected financials and operating performance. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.